     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1996.

                                                    REGISTRATION NO.  333-

- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)


                GEORGIA                                   58-2112366
     -------------------------------                 -------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)


        1850 PARKWAY PLACE, SUITE 1100, MARIETTA, GEORGIA      30067
     -------------------------------------------------------------------
           (Address of principal executive offices)         (Zip Code)


                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                              STOCK OPTION PLAN I
                   ------------------------------------------
                            (Full title of the plan)



                                JOSEPH G. BLESER
                             VICE PRESIDENT-FINANCE
                    HEALTHDYNE INFORMATION ENTERPRISES, INC.
                         1850 PARKWAY PLACE, SUITE 1100
                            MARIETTA, GEORGIA 30067
                   ------------------------------------------
                    (Name and address of agent for service)


                                 (770) 423-8450
                   ------------------------------------------
         (Telephone number, including area code, of agent for service)



- -------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
 TITLE OF SECURITIES TO BE        AMOUNT TO BE           PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
 REGISTERED                       REGISTERED(1)          OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION FEE
                                                         SHARE(2)                PRICE(2)
- --------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01
 per share (together with         930,000 shares         $5.125                   $4,766,250              $1,644
 associated preferred stock
 purchase rights)
==========================================================================================================================


         (1) This registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Healthdyne Information Enterprises, Inc. Stock Option Plan I.
         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock on July 15, 1996 as reported on the Nasdaq SmallCap Market.

                                    PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         Healthdyne Information Enterprises, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents:

         (a) The Registrants's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock, par value $.01 per share, and the description of the Preferred Stock Purchase Rights associated with the Common Stock, as contained in the Registrant's Registration Statements on Form 8-A filed pursuant to
         Section 12(g) of the 1934 Act, including in each case any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the shares offered hereby is being passed upon for the Registrant by Troutman Sanders LLP, Atlanta, Georgia. Carl E. Sanders, a partner at Troutman

Sanders LLP, is a director of the Registrant and the beneficial owner of 92,500 shares of the Common Stock of the Registrant as of May 31, 1996.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Georgia Business Corporation Code, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's By-Laws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law.

         In addition, the Registrant's Articles of Incorporation, as amended, provide that, pursuant to Georgia law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Georgia law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for appropriations of business opportunities of the Registrant, acts or omissions involving international misconduct or a knowing violation of law, actions leading to improper personal benefit to the director, and payment of dividends or approval of stock repurchases or redemptions that are unlawful under Georgia law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.


ITEM 8.          EXHIBITS.

      The following Exhibits are filed as part of this registration statement, including those incorporated by reference to previous filings as indicated:

         4(a) Rights Agreement dated October 23, 1995 between the Registrant and Suntrust Bank (filed as Exhibit 4 to Amendment No. 1 to the Registrant's Form S-1 (Registration No. 33-96478) (the "Form S-1"), and incorporated herein by reference)

         4(b)    Articles of Incorporation, as amended, of the Registrant

         4(c) Articles of Amendment dated August 30, 1995 to Articles of Incorporation

         4(d) Articles of Amendment dated October 31, 1995 to Articles of Incorporation

         4(e) By-Laws of the Registrant (filed as Exhibit 3.2 to Amendment No. 1 to the Form S-1 and incorporated herein by reference)

         5       Opinion of Troutman Sanders LLP

         23(a)   Consent of KPMG Peat Marwick LLP

         23(b)   Consent of Troutman Sanders LLP (contained in opinion filed in
                 Exhibit 5)


ITEM 9.          UNDERTAKINGS.

         (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on July 17, 1996.


                                  HEALTHDYNE INFORMATION ENTERPRISES, INC.


                                  By:   /s/ Joseph G. Bleser
                                        ------------------------------------
                                        Joseph G. Bleser
                                        Vice President-Finance


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph G. Bleser his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below and as of the date indicated above:

 Signature                                                         Title
 ---------                                                         -----
  /s/ Parker H. Petit                                               Chairman of the Board of Directors
 -------------------------------------------
     Parker H. Petit

 /s/ H. Darrell Young                                              Director, President and Chief Executive Officer
 -------------------------------------------                       (Principal Executive Officer)
     H. Darrell Young


 Signature                                                         Title
 ---------                                                         -----
 /s/ Joseph G. Bleser                                              Vice President-Finance, Chief Financial
 -----------------------------------------                         Officer, Treasurer and Secretary
     Joseph G. Bleser                                              (Principal Financial Officer; Principal
                                                                   Accounting Officer)


 /s/ J. Terry Dewberry                                             Director
 -----------------------------------------
     J. Terry Dewberry


 /s/ William J. Gresham, Jr.                                       Director
 -----------------------------------------
     William J. Gresham, Jr.


 -----------------------------------------                         Director
     Charles R. Hatcher, Jr.

 /s/ John W. Lawless                                               Director
 -----------------------------------------
     John W. Lawless


 /s/ Carl E. Sanders                                               Director
 -----------------------------------------
     Carl E. Sanders

 /s/ Donald W. Weber                                               Director
 -----------------------------------------
     Donald W. Weber


                                 EXHIBIT INDEX


                                                                                     PAGE NO. IN MANUALLY
 EXHIBIT NO.        DESCRIPTION                                                         SIGNED ORIGINAL
 ------- ---        -----------                                                         ------ --------
     4(a)           Rights Agreement dated October 23, 1995 between the
                    Registrant and Suntrust Bank (filed as Exhibit 4 to
                    Amendment No. 1 to the Registrant's Form S-1 (Registration
                    No. 33-96478) (the "Form S-1"), and incorporated herein by reference)

     4(b)           Articles of Incorporation, as amended, of the Registrant

     4(c)           Articles of Amendment dated August 30, 1995 to Articles of
                    Incorporation

     4(d) Articles of Amendment dated October 31, 1995 to Articles of Incorporation

     4(e)           By-Laws of the Registrant (filed as Exhibit 3.2 to
                    Amendment No. 1 to the Form S-1 and incorporated herein by reference)

     5              Opinion of Troutman Sanders LLP

    23(a)           Consent of KPMG Peat Marwick LLP

    23(b) Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5)
